                                                                   EXHIBIT 99(b)

BANC ONE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

                                                                MARCH 31,      DECEMBER 31,
$(MILLIONS, EXCEPT SHARE AMOUNTS) (UNAUDITED)                     1998             1997
-------------------------------------------------------------------------------------------
ASSETS:
Cash and due from banks.....................................   $  6,880.4       $  7,727.4
Short-term investments......................................      1,274.8            838.3
Loans held for sale.........................................      2,064.9          2,362.0
Securities:
  Securities held to maturity...............................        711.3            785.3
  Securities available for sale.............................     18,185.3         14,467.9
                                                               ----------       ----------
    Total securities (fair value approximates $18,907.8 and
     $15,268.0 at March 31, 1998, and December 31, 1997,
     respectively)..........................................     18,896.6         15,253.2
  Loans and leases (net of unearned income of $2,097.3 and
    $2,013.7 and allowance for credit losses of $1,304.3 and
    $1,325.9 at March 31, 1998, and December 31, 1997,
    respectively)...........................................     78,970.4         80,726.9
Other assets:
  Bank premises and equipment, net..........................      1,891.2          1,882.2
  Interest earned, not collected............................        865.1            821.3
  Other real estate owned...................................         74.4             66.6
  Excess of cost over net assets of affiliates purchased....        724.6            741.8
  Other.....................................................      4,678.5          5,481.6
                                                               ----------       ----------
      Total other assets....................................      8,233.8          8,993.5
                                                               ----------       ----------
      TOTAL ASSETS..........................................   $116,320.9       $115,901.3
                                                               ==========       ==========
LIABILITIES:
Deposits:
  Noninterest-bearing.......................................   $ 18,880.1       $ 18,444.2
  Interest-bearing..........................................     59,036.2         58,970.1
                                                               ----------       ----------
      Total deposits........................................     77,916.3         77,414.3
Federal funds purchased and repurchase agreements...........      9,265.1         10,708.2
Other short-term borrowings.................................      3,619.9          3,095.7
Long-term debt..............................................     11,591.2         11,066.4
Accrued interest payable....................................        467.7            489.7
Other liabilities...........................................      2,994.9          2,751.0
                                                               ----------       ----------
      TOTAL LIABILITIES.....................................    105,855.1        105,525.3
                                                               ----------       ----------
STOCKHOLDERS' EQUITY:
Series C convertible preferred stock, 35,000,000 shares
  authorized, no par value, 1,992,931 and 2,707,917 shares
  issued and outstanding at March 31, 1998, and December 31,
  1997, respectively........................................         99.6            135.4
Common stock, no par value, $5 stated value, 950,000,000
  shares authorized; 647,576,189 and 645,956,436 shares
  issued at March 31, 1998, and December 31, 1997,
  respectively..............................................      3,237.9          3,229.8
Capital in excess of aggregate stated value of common
  stock.....................................................      6,690.0          6,718.7
Retained earnings...........................................        509.5            239.8
Accumulated change related to other nonowner transactions...        123.9            121.0
Treasury stock (3,742,299 and 1,421,331 shares at March 31,
  1998, and December 31, 1997, respectively), at cost.......       (195.1)           (68.7)
                                                               ----------       ----------
      TOTAL STOCKHOLDERS' EQUITY............................     10,465.8         10,376.0
                                                               ----------       ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............   $116,320.9       $115,901.3
                                                               ==========       ==========

The accompanying notes are an integral part of the consolidated financial statements.

BANC ONE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

                                                                 FOR THE THREE MONTHS
                                                                   ENDED MARCH 31,
                                                              --------------------------
$(MILLIONS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)                1998           1997
----------------------------------------------------------------------------------------
INTEREST INCOME:
  Loans and leases..........................................   $1,944.5       $1,969.8
  Securities:
       Taxable..............................................      245.5          277.2
       Tax-exempt...........................................       17.2           21.7
  Loans held for sale.......................................       83.4           44.2
  Other.....................................................       10.4           11.2
                                                               --------       --------
       TOTAL INTEREST INCOME................................    2,301.0        2,324.1
INTEREST EXPENSE:
  Deposits:
       Demand, savings and money market deposits............      311.1          260.1
       Time deposits........................................      319.4          363.0
  Borrowings................................................      349.6          343.2
                                                               --------       --------
       TOTAL INTEREST EXPENSE...............................      980.1          966.3
                                                               --------       --------
       NET INTEREST INCOME..................................    1,320.9        1,357.8
  Provision for credit losses...............................      202.8          271.9
                                                               --------       --------
       Net interest income after provision for credit
        losses..............................................    1,118.1        1,085.9
NONINTEREST INCOME:
  Investment management and advisory activities.............       85.9           74.2
  Service charges on deposit accounts.......................      183.9          166.0
  Loan servicing income.....................................      524.6          315.1
  Securities gains, net.....................................       23.0           15.2
  Other.....................................................      319.7          236.7
                                                               --------       --------
       TOTAL NONINTEREST INCOME.............................    1,137.1          807.2
NONINTEREST EXPENSE:
  Salary and related costs..................................      634.2          567.7
  Net occupancy and equipment...............................       99.3           81.4
  Depreciation and amortization.............................      110.3          108.6
  Outside services and processing...........................      212.9          191.5
  Marketing and development.................................      178.7          130.0
  Communication and transportation..........................      112.6           94.4
  Other.....................................................      145.0          135.4
                                                               --------       --------
       TOTAL NONINTEREST EXPENSE............................    1,493.0        1,309.0
                                                               --------       --------
Income before income taxes..................................      762.2          584.1
Provision for income taxes..................................      244.6          202.2
                                                               --------       --------
NET INCOME..................................................   $  517.6       $  381.9
                                                               ========       ========
NET INCOME PER COMMON SHARE:
       NET INCOME PER COMMON SHARE, BASIC...................   $    .80       $    .60
                                                               ========       ========
       NET INCOME PER COMMON SHARE, DILUTED.................   $    .79       $    .58
                                                               ========       ========

The accompanying notes are an integral part of the consolidated financial statements.

BANC ONE CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              --------------------------
$(MILLIONS) (UNAUDITED)                                          1998           1997
----------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES:
  Net income................................................   $   517.6      $   381.9
  Depreciation expense......................................        85.7           78.7
  Amortization of other intangibles.........................        24.6           29.8
  Other cash provided by operating activities...............     1,246.5          522.6
                                                               ---------      ---------
       Net cash provided by operating activities............     1,874.4        1,013.0
                                                               ---------      ---------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES:
  Securities available for sale activity:
       Purchases............................................    (3,653.2)      (1,676.9)
       Maturities...........................................       327.6          580.3
       Sales................................................     2,646.6        1,241.2
  Securities held to maturity activity:
       Purchases............................................                     (293.2)
       Maturities...........................................        75.7          278.5
  Loan activity:
       Net increase, excluding sales and purchases..........    (1,640.1)      (2,009.4)
       Sales................................................     2,109.2        1,104.3
       Purchases and related premiums.......................      (407.8)        (165.7)
  Net (increase) decrease in short-term investments.........      (436.5)          62.1
  Additions to bank premises and equipment..................      (109.2)         (94.6)
  Sale of banks and branch offices..........................      (616.8)         (22.2)
  Credit card securitization activity.......................    (1,200.2)        (890.2)
  All other investing activities, net.......................        16.0          157.8
                                                               ---------      ---------
       Net cash used in investing activities................    (2,888.7)      (1,728.0)
                                                               ---------      ---------
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
  Net increase in demand savings and money market
     deposits...............................................     2,320.1          295.2
  Net decrease in time deposits.............................    (1,091.3)        (549.9)
  Net decrease in short-term borrowings.....................      (918.9)        (330.7)
  Issuance of long-term borrowings, net.....................     1,031.6        1,329.2
  Repayment of long-term borrowings.........................      (743.5)        (586.9)
  Cash dividends paid.......................................      (246.2)        (173.1)
  Purchase of treasury stock................................      (146.3)        (356.7)
  All other financing activities, net.......................       (38.2)          (1.4)
                                                               ---------      ---------
       Net cash provided by (used in) financing
        activities..........................................       167.3         (374.3)
                                                               ---------      ---------
Decrease in cash and cash equivalents.......................      (847.0)      (1,089.3)
Cash and cash equivalents at January 1......................     7,727.4        6,524.4
                                                               ---------      ---------
Cash and cash equivalents at March 31.......................   $ 6,880.4      $ 5,435.1
                                                               =========      =========

The accompanying notes are an integral part of the consolidated financial statements.

BANC ONE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ----------------------
$(MILLIONS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)               1998         1997
------------------------------------------------------------------------------------
BALANCE, BEGINNING OF PERIOD................................  $10,376.0    $ 9,868.0
Net income..................................................      517.6        381.9
Changes related to other nonowner transactions:
  Change in unrealized holding gains (losses) on securities
     available for sale, net of tax.........................        2.9        (97.4)
                                                              ---------    ---------
       Total net income and changes related to other
        nonowner transactions...............................      520.5        284.5
                                                              ---------    ---------
Exercise of stock options, net of shares purchased..........      (44.3)        (0.3)
Shares issued in acquisitions...............................        1.4
Stock transactions related to employee benefit plans and
  other.....................................................        4.7         11.9
Cash dividends:
  Common ($.38 and $.345 per share for the three months
     ended March 31, 1998 and 1997, respectively)...........     (244.1)      (159.4)
  Series C Preferred ($.88 per share).......................       (2.1)        (3.4)
  Preferred stock of pooled affiliate.......................                   (10.3)
Purchase of treasury stock..................................     (146.3)      (356.7)
                                                              ---------    ---------
BALANCE, END OF PERIOD......................................  $10,465.8    $ 9,634.3
                                                              =========    =========

The accompanying notes are an integral part of the consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  BASIS OF PRESENTATION

     The accompanying consolidated financial statements are unaudited. However, in the opinion of management, they contain the adjustments, all of which are normal and recurring in nature, necessary to present fairly the consolidated financial position, results of operations and changes in cash flow. The consolidated financial statements and notes to the consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 1997, should be read in conjunction with these consolidated financial statements. The "Corporation" is defined as the parent company only. "BANC ONE" refers to the Corporation and all significant majority-owned subsidiaries. Certain prior period amounts have been reclassified to be consistent with current presentation.

     BANC ONE adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," which modified the calculation of previously reported earnings per share and is effective for all financial statements issued for periods ending after December 15, 1997. In accordance with SFAS No. 128, all prior period amounts have been restated. Unless specified otherwise, all earnings per share amounts are presented under the new diluted basis in accordance with SFAS No. 128.

     All per share and average share information has been restated for the 10% common stock dividend payable February 26, 1998, to shareholders of record as of February 12, 1998.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  PENDING ACQUISITION

     On October 20, 1997, the Corporation entered into an agreement providing for the acquisition of First Commerce Corporation ("First Commerce"), a multi-bank holding company headquartered in New Orleans, Louisiana, with approximately $9.4 billion in assets at March 31, 1998. Terms of the agreement call for First Commerce shareholders to receive 1.408 shares (adjusted for the Corporation's 10% common stock dividend) of the Corporation's common stock for each share of First Commerce common stock. The value of the transaction is approximately $3.5 billion based on the Corporation's closing share price on March 31, 1998. The transaction, subject to regulatory and First Commerce shareholder approval, is expected to be completed during the second quarter of 1998 and will be accounted for as a pooling of interests.

     Also see Note 8 for information regarding the pending merger between the Corporation and First Chicago NBD Corporation ("First Chicago").

3.  COMMON AND TREASURY STOCK ACTIVITY

     On January 20, 1998, the Corporation announced the election to redeem all of the shares of BANC ONE's Series C Convertible Preferred Stock ("preferred stock") on April 16, 1998, at the redemption price of $51.05 per share plus the amount of any dividends accrued and unpaid. On April 16, 1998, all of the shares of preferred stock had been redeemed or converted into common stock. At March 31, 1998, approximately 2 million shares of preferred stock remained which could be converted to 4.2 million shares of common stock. In addition, as a result of employee stock transactions, 2.5 million shares of treasury stock were acquired.

4.  CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

     Supplemental disclosures for the consolidated condensed statement of cash flows are as follows: common stock issued and treasury stock reissued in purchase acquisitions was $1.4 million for the three months ended March 31, 1998; and securities trades not settled increased $1.2 million and decreased $337.0 million for the three months ended March 31, 1998 and 1997, respectively.

     In addition, noncash investing activities included the following transfers of securitization-related assets: (1) an interest-only strip of $455.0 million was transferred from other assets to securities available for sale and

(2) retained interests in credit card securitizations of $1.1 billion were transferred from loans to securities available for sale.

5.  EARNINGS PER SHARE

                                                                 THREE MONTHS
                                                                     ENDED
                                                                   MARCH 31,
                                                               -----------------
           $(MILLIONS, EXCEPT PER SHARE AMOUNTS)                1998       1997
--------------------------------------------------------------------------------
BASIC:
  EARNINGS:
     Net income.............................................   $517.6     $381.9
     Deduct: Dividends on preferred shares..................     (2.1)      (6.3)
                                                               ------     ------
                                                               $515.5     $375.6
                                                               ======     ======
  SHARES:
     Weighted average common shares outstanding.............    643.1      622.6
                                                               ======     ======
NET INCOME PER COMMON SHARE, BASIC..........................   $  .80     $  .60
                                                               ======     ======
DILUTED:
  EARNINGS:
     Net income.............................................   $517.6     $381.9
                                                               ======     ======
  SHARES:
     Weighted average common shares outstanding.............    643.1      622.6
     Add: Dilutive effect of outstanding options............      7.0       12.2
     Add: Conversion of preferred stock.....................      5.4       20.8
                                                               ------     ------
     Weighted average common shares outstanding.............    655.5      655.6
                                                               ======     ======
NET INCOME PER COMMON SHARE, DILUTED........................   $  .79     $  .58
                                                               ======     ======

6.  COMPREHENSIVE INCOME

     BANC ONE adopted SFAS No. 130, "Reporting Comprehensive Income," effective January 1, 1998. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, gains and losses) in a full set of general-purpose financial statements.

     The purpose of reporting comprehensive income is to report a measure of all changes in the equity of an enterprise that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. Accordingly, in addition to net income, BANC ONE has identified changes related to other nonowner transactions in the Consolidated Statement of Changes in Stockholders' Equity. For BANC ONE, changes in other nonowner transactions consist entirely of changes in unrealized holding gains and losses on securities available for sale.

                                              THREE MONTHS ENDED                      THREE MONTHS ENDED
                                                MARCH 31, 1998                          MARCH 31, 1997
                                      -----------------------------------     -----------------------------------
                                                      TAX                                     TAX
                                      BEFORE-TAX   (EXPENSE)    AFTER-TAX     BEFORE-TAX   (EXPENSE)    AFTER-TAX
            $(MILLIONS)                 AMOUNT     OR BENEFIT    AMOUNT         AMOUNT     OR BENEFIT    AMOUNT
-----------------------------------------------------------------------------------------------------------------
UNREALIZED GAINS ON SECURITIES:
  Unrealized holding gains arising
    during period..................     $ 36.6       $(11.8)     $ 24.8        $(133.9)      $46.4       $(87.5)
  Less: reclassification adjustment
    for gain realized in net
    income.........................      (32.3)        10.4       (21.9)         (15.1)        5.2         (9.9)
                                        ------       ------      ------        -------       -----       ------
Change related to other nonowner
  transactions.....................     $  4.3       $ (1.4)     $  2.9        $(149.0)      $51.6       $(97.4)
                                        ======       ======      ======        =======       =====       ======

7.  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for reporting operating segments and requires certain other disclosures about products and services, geographic areas and major customers. The disclosure requirements are effective for the year ended December 31, 1998. SFAS No. 131 requires selected information about operating segments in interim financial reports beginning in 1999. BANC ONE expects to report the following lines of business in its segment disclosures for the year ended December 31, 1998: the Banc One Commercial Banking Group, the Banc One Retail Banking Group, First USA, the Finance One Group and the Banc One Capital Holdings Group. These segments may change as a result of the merger with First Chicago.

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. BANC ONE adopted SOP 98-1 effective for the first quarter of 1998. In the first quarter 1998, $11.0 million of such software costs were capitalized. These costs will be amortized on a straight-line basis over the period of benefit and will be periodically reviewed for possible impairment.

8.  SUBSEQUENT EVENTS

     On April 10, 1998, the Corporation entered into an agreement to merge with First Chicago, a multi-bank holding company headquartered in Chicago with approximately $114.8 billion in assets at March 31, 1998. The new company will operate under the BANC ONE name. Terms of the agreement call for First Chicago shareholders to receive 1.62 shares of the new company in exchange for each share of First Chicago stock. BANC ONE shareholders will receive one share of the new company for each share of current BANC ONE stock. The value of the transaction is approximately $29.4 billion based on BANC ONE's closing share price on March 31, 1998. The transaction, subject to regulatory and shareholder approval, is expected to be completed during the fourth quarter of 1998, and will be accounted for as a pooling of interests. For further information, see BANC ONE's Current Report on Form 8-K dated April 10, 1998 (as amended by Form 8-K/A filed April 21, 1998), which is incorporated herein by reference.

     On April 1, 1998, the Corporation entered into a strategic alliance with National Australia Bank ("National"). Under the agreement, BANC ONE will sell a significant portion of its residential mortgage loan servicing to Homeside Lending, National's international mortgage subsidiary, over the next five years. BANC ONE will continue to originate, underwrite and close mortgage loans. The transaction, which is subject to regulatory approvals, is expected to close in second quarter 1998 and is anticipated to result in an overall gain.